EXHIBIT 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED FOUR YEAR CREDIT AGREEMENT

AMENDMENT (this “Amendment”) dated as of April 19, 2013 to the Amended and Restated Four Year Credit Agreement dated as of March 11, 2011 (the “Credit Agreement”) among SAIC, INC. (the “Borrower”), SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, as guarantor (the “Guarantor”), the LENDERS party thereto (the “Lenders”) and CITIBANK, N.A., as Administrative Agent (the “Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower intends to form a new subsidiary (“Spinco”) that is focused on government technical, engineering and enterprise information technology services and then spin-off of such new subsidiary (the “Spinoff Transaction”); and

WHEREAS, the parties hereto desire to amend the Credit Agreement to (i) modify the definition of “EBITDA” to permit the adding back of certain expenses incurred in connection with the Spinoff Transaction and to make certain other changes thereto and (ii) exclude the effect of debt incurred by Spinco in connection with the Spinoff Transaction for purposes of calculating Consolidated Funded Debt;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Definition of Consolidated Funded Debt. The definition of “Consolidated Funded Debt” in Section 1.01 of the Credit agreement is amended to read as follows:

“Consolidated Funded Debt” means, for any period, for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, an amount equal to all Indebtedness of the Company and its consolidated Subsidiaries as of the last day of such period, provided that (a) obligations of the type described in clause (e) of the definition of “Indebtedness” shall be excluded to the extent that such obligations do not exceed $50,000,000 and (b) Indebtedness incurred by the Credit Parties or any of their Subsidiaries in connection with the Spinoff Transaction shall be excluded until the earliest of (x) consummation of the Spinoff Transaction, (y) the date that is six months after the date that the Borrower makes a public announcement that the Spinoff Transaction will not be consummated or (z) January 31, 2015.

SECTION 3. Definition of Spinoff Transaction. Section 1.01 of the Credit Agreement is amended to include the following definition in appropriate alphabetical order:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person (other than a Person that is a Subsidiary), (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

“Spinco” means SAIC Gemini, Inc.

“Spinoff Transaction” means (a) the contribution to Spinco of the assets, liabilities and equity interests of the technical, engineering and enterprise information technology services business of the Borrower and the Guarantor, (b) the distribution of the equity interests of Spinco to the equityholders of the Borrower, and (c) the other transactions ancillary to the foregoing as set forth in the material agreements (along with schedules and exhibits relating thereto), as amended from time to time, entered into in connection with clauses (a) and (b) of this definition.

SECTION 4. Definition of EBITDA. The definition of “EBITDA” in Section 1.01 of the Credit Agreement is amended by: (a) replacing the reference to “and minus (h)” therein with the following:

“plus (h) one-time costs and expenses related to the Spinoff Transaction and real estate optimization expenses not to exceed $160,000,000 in the aggregate, and minus (i)”; and

(b)	Adding the following proviso at the end of such definition:

provided, however, that if there has occurred an Acquisition during the relevant period, EBITDA shall be calculated, at the option of the Company on a pro forma basis in accordance with the SEC pro forma reporting rules under the Exchange Act, as if such Acquisition occurred on the first day of the applicable period.

SECTION 5. Financial Covenant. Section 7.06 of the Credit Agreement is amended by replacing the reference to “3.00 to 1.00” with a reference to “3.25 to 1.00”.

SECTION 6. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article V of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 8. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 9. Effectiveness. This Amendment shall become effective on the date when the following conditions are met (the “Amendment Effective Date”):

(a) the Agent shall have received from each of the Borrower and the Requisite Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;

(b) the Agent shall have received an amendment fee for the account of each Lender in an amount equal to 0.05% of such Lender’s Commitment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SAIC, INC.

By:	/s/ Marc H. Crown
Name:	Marc H. Crown
Title:	VP and Assistant Treasurer

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

By:	/s/ Marc H. Crown
Name:	Marc H. Crown
Title:	VP and Assistant Treasurer

CITIBANK, N.A., as Agent and as a Lender

By:	/s/ Susan Olsen
Name:	Susan Olsen
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ Ken Beck
Name:	Ken Beck
Title:	Director

THE BANK OF NOVA SCOTIA

By:	/s/ Christopher U
Name:	Christopher U
Title:	Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Scott Santa Cruz
Name:	Scott Santa Cruz
Title:	Managing Director

MORGAN STANLEY BANK, N.A.

By:	/s/ Kelly Chin
Name:	Kelly Chin
Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joyce P. Dorsett
Name:	Joyce P. Dorsett
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ M. Iarriccio
Name:	M. Iarriccio
Title:	Vice President

UBS LOAN FINANCE LLC

By:	/s/ Lana Gilas
Name:	Lana Gilas
Title:	Director

THE BANK OF NEW YORK MELLON

By:	/s/ Jeffrey Dears
Name:	Jeffrey Dears
Title:	Vice President

SUNTRUST BANK

By:	/s/ Daniel M. Cornell
Name:	Daniel M. Cornell
Title:	Managing Director